Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Brett Larsen	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5500	(206) 729-3625

KEY TRONIC CORPORATION AWARDED
NEW CONTRACT WITH ONE OF THE WORLD’S LEADING
POWER EQUIPMENT COMPANIES

Program expected to have a significant impact on revenue and profit

Spokane Valley, WA— November 30, 2021 — Key Tronic Corporation (Nasdaq: KTCC), a provider of manufacturing and design engineering services, today announced that it expects to begin manufacturing in 2022 for one of the world’s leading power equipment companies.
Key Tronic has been awarded the manufacturing, as well as the next generation design of an industry leading, innovative power equipment product. Initial production is expected to ramp in 2022 at the Key Tronic manufacturing campus in Juarez, Mexico. Once fully ramped, annual revenue could approach $80 million dollars.
“We are looking forward to the design and manufacturing expertise of Key Tronic to help accelerate introduction of new products, as well as enhance our ability to increase product availability to fulfill the anticipated overwhelming demand”, said the CEO of Key Tronic’s new customer.
“We are very excited to be working with a recognized leader in the power equipment industry,” said Craig Gates, President and CEO of Key Tronic. “Our new customer is a well-known and a highly respected company. This important new strategic relationship represents an expansion of our customer base and should contribute to profitable long term growth.”
About Key Tronic
Key Tronic is a leading design engineering and contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico, China and Vietnam. Key Tronic provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com.
Forward-Looking Statements
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to those including words such as aims, anticipates, believes, could, estimates, expects, hopes, intends, plans, predicts, projects, targets or will, similar verbs, or nouns corresponding to such verbs, which may be forward-looking. Forward-looking statements also include other passages that are relevant to expected future events or revenue or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, Key Tronic’s opportunities and its partnership with a new customer, including potential success and related revenues. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to: the success and timing of ramping of production; availability and timing and receipt of critical parts or components; demand from customers and sales channels; the future of the global economic environment and its impact on our customers and suppliers, particularly during the COVID-19 health crisis; the availability of a healthy workforce; the accuracy of suppliers’ and customers’ forecasts; success of new product introductions; the risk of legal proceedings or governmental investigations relating to the subject of the internal investigation by Key Tronic’s Audit Committee and related or other unrelated matters; changes in pricing policies by Key Tronic, its competitors, customers or suppliers; impact of new governmental legislation and regulation, including tax reform, tariffs and related activities, such as trade negotiations and other risks including those related to COVID-19 response; and other factors, risks and uncertainties detailed from time to time in the Key Tronic’s SEC filings, including its most recent annual report and subsequent quarterly report.